                                                             EXHIBIT 3(a)(ii)(C)



                     AMENDED AND RESTATED MASTER MARKETING
                          AND DISTRIBUTION AGREEMENT

                                 BY AND AMONG

                   AMERICAN GENERAL LIFE INSURANCE COMPANY,
                      AMERICAN GENERAL DISTRIBUTORS, INC.
                        AND WM FUNDS DISTRIBUTOR, INC.
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                               TABLE OF CONTENTS
                               -----------------

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Description                                                              Page
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
SECTION 1.  AVAILABLE CONTRACTS...........................................  2
          1.1.  Availability..............................................  2
          1.2.  Modification of Contracts.................................  2
          1.3.  Suspension or Restriction of Sales........................  2
          1.4.  Reinsurance of Contracts..................................  2

SECTION 2.  CONTRACT DISTRIBUTION.........................................  2
          2.1.  Exclusive Appointment.....................................  2
          2.2.  Best Efforts..............................................  3
          2.3.  Selling Groups............................................  3
          2.4.  Suitability Determinations................................  3
          2.5.  Sales Persons.............................................  4
          2.6.  Insurance Agent Licensing and Appointment.................  4
          2.7.  Selection of Selling Group Members........................  4
          2.8.  Supervision by Selling Group Members......................  4
          2.9.  Marketing Materials.......................................  4
          2.10. Marketing Services........................................  5
          2.11. Non-Marketing Materials...................................  6
          2.12. Information About AGL and DISTRIBUTOR.....................  7
          2.13. Complaints................................................  8
          2.14. Limitations on Authority..................................  8
          2.15. Independent Contractor....................................  9

SECTION 3.  ADMINISTRATION................................................  9
          3.1.  Contract Administration...................................  9
          3.2.  Performance Standards.....................................  9

SECTION 4.  REPRESENTATIONS AND WARRANTIES................................ 10
          4.1.  By AGL.................................................... 10
          4.2.  By AGDI................................................... 11
          4.3.  By DISTRIBUTOR............................................ 12

SECTION 5.  COMPENSATION: COSTS AND EXPENSES.............................. 12
          5.1.  Compensation.............................................. 12
          5.2.  Each Party to Bear Own Costs.............................. 13

SECTION 6.  INDEMNIFICATION............................................... 13
          6.1.  Indemnification by AGL and AGDI........................... 13
          6.2.  Indemnification by DISTRIBUTOR............................ 14

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
          6.3.  Limitation on Liability................................... 16
          6.4.  Injunctive Relief......................................... 16

SECTION 7.  TERM AND TERMINATION.......................................... 16
          7.1.  Term...................................................... 16
          7.2.  Events of Termination..................................... 16
          7.3.  Remedy of Events of Default............................... 18
          7.4.  Parties to Cooperate Respecting Termination............... 18

SECTION 8.  ASSIGNMENT.................................................... 18

SECTION 9.  CONTRACT LAPSE, TERMINATION, SURRENDER, ETC................... 18
          9.1.  Responsibilities of Distributor........................... 18
          9.2.  Responsibilities of AGL and AGDI.......................... 18

SECTION 10.  CONFIDENTIALITY.............................................. 19

SECTION 11.  ARBITRATION OF DISPUTES...................................... 19
          11.1.  Arbitration Binding...................................... 19
          11.2.  Initiation of Arbitration................................ 20
          11.3.  Selection of Arbitrators................................. 20
          11.4.  Impartiality............................................. 20
          11.5.  Hearing Date and Time.................................... 21

SECTION 12.  TRADEMARKS................................................... 21
          12.1.  DISTRIBUTOR Trademarks................................... 21
          12.2.  AGL Trademarks........................................... 21
          12.3.  Grant of License......................................... 21
          12.4.  Prior Approval........................................... 22
          12.5.  Sample Materials......................................... 22
          12.6.  Trademarks Valid and Enforceable......................... 22

SECTION 13.  BONDING AND INSURANCE........................................ 22

SECTION 14.  NOTICES...................................................... 23
          14.1.  Manner of Notices........................................ 23
          14.2.  Notice of Regulatory Proceedings......................... 23

SECTION 15.  MISCELLANEOUS................................................ 24
          15.1.  Amendment................................................ 24
          15.2.  Governing Law............................................ 24
          15.3.  Survival of Provisions................................... 24
          15.4.  Severability............................................. 24

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
          15.5.  Waiver................................................... 24
          15.6.  Force Majeure............................................ 24
          15.7.  Parties to Cooperate..................................... 25
          15.8.  Entire Agreement......................................... 25

                  MASTER MARKETING AND DISTRIBUTION AGREEMENT
                  -------------------------------------------


     This Amended and Restated Master Marketing and Distribution Agreement (the "Agreement") is made as of the 1st day of November, 2000, by and among AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas domiciled insurance company ("AGL"), on behalf of itself and each of its separate accounts listed on Schedule A hereto, as the same may be amended from time to time (each, an "Account"), AMERICAN GENERAL DISTRIBUTORS, INC., a Delaware corporation ("AGDI"), and WM FUNDS DISTRIBUTOR, INC., a Washington corporation ("DISTRIBUTOR") (each, a "Party," collectively, the "Parties").

                                   RECITALS
                                   --------

     WHEREAS, AGL, American General Securities Incorporated ("AGSI"), and DISTRIBUTOR previously entered into a Master Marketing and Distribution Agreement dated July 12, 1999 (the "Original Agreement");

     WHEREAS, by First Amendment to Master Marketing and Distribution Agreement dated November 1, 2000, AGDI replaced AGSI as a party to the Original Agreement;

     WHEREAS, AGL, AGDI, and DISTRIBUTOR have agreed to amend and restate the Original Agreement to reflect certain changes to the distribution arrangements among the parties;

     WHEREAS, The Parties are jointly engaged in distribution of variable annuity contracts described in Schedule A attached hereto ("Contract"), which are issued by AGL and are funded through AGL's Separate Account D ("Separate Account D");

     WHEREAS, AGL and DISTRIBUTOR (including certain affiliates of DISTRIBUTOR) may in the future jointly develop other annuity and/or life insurance contracts (collectively referred to, together with the Contract and any certificates under any group contract, as the "Contracts") to be issued through one or more separate accounts established by AGL for such purposes (collectively referred to, together with Separate Account D, as the "Accounts");

     WHEREAS, AGL has appointed AGDI the principal underwriter of the WM Strategic Asset Manager and WM Advantage Variable Annuity Contracts and has appointed AGDI the principal underwriter of all Contracts described in Schedule A;

     WHEREAS, AGL and AGDI have previously retained DISTRIBUTOR, on an exclusive basis, to market and distribute the Contracts and DISTRIBUTOR desires to provide such services;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and of the mutual expectations of benefit occurring from the activities herein contemplated, the Parties hereto agree as follows:

                        SECTION 1. AVAILABLE CONTRACTS
                        ------------------------------

     1.1.  Availability. AGL shall make the Contracts available to Distributor
           ------------
for distribution pursuant to the terms and conditions of this Agreement, as the Parties may amend from time to time by mutual agreement.

     1.2.  Modification of Contracts. AGL, in its sole discretion, may modify or
           -------------------------
delete the terms of any Contract, to the extent permitted by the Contracts and applicable law. DISTRIBUTOR may, from time to time, propose modifications to the terms of any Contract, and AGL agrees to consider any such proposed modification in good faith, provided, however, that any implementation of such proposed modification shall remain in AGL's sole discretion.

     1.3.  Suspension or Restriction of Sales.  AGL, in its sole discretion, may
           ----------------------------------
suspend or restrict the sale of any Contract in any state or other jurisdiction upon 30 days' prior written notice to DISTRIBUTOR or upon such shorter notice period as may be required by applicable law, without incurring any liability or obligation to DISTRIBUTOR. Upon such notice, DISTRIBUTOR agrees to immediately cease, and shall instruct all Selling Group Members (as defined below) to immediately cease, all solicitation activity with respect to the Contracts in those states or other jurisdictions where AGL has suspended or restricted the sale of Contracts. In addition, notwithstanding any provision herein to the contrary, AGL may refuse to sell any Contract to any applicant for any reason.

     1.4.  Reinsurance of Contracts. AGL may reinsure any of the Contracts with
           ------------------------
a reinsurer of its choice at any time, to the extent permitted by applicable law.

                       SECTION 2. CONTRACT DISTRIBUTION
                       --------------------------------

     2.1.  Exclusive Appointment.
           ---------------------

     (a) AGL, as the issuer of the Contracts, and AGDI, as the principal underwriter of the Contracts, hereby appoint DISTRIBUTOR the exclusive distributor, during the term of this Agreement, for the marketing and distribution of the Contracts.

     (b) The foregoing appointment shall be limited to those states and other jurisdictions in which the Contracts may lawfully be offered and sold and in which DISTRIBUTOR is registered under applicable federal and state securities laws. AGL shall periodically provide DISTRIBUTOR with notice pursuant to Section 14 hereof of all states and other jurisdictions in which the Contracts may lawfully be offered and sold.

     (c) As exclusive distributor for the Contracts, DISTRIBUTOR, along with AGL, shall enter into agreements ("selling group agreements") with other persons ("Selling Group

Members"), pursuant to which such Selling Group Members will offer, sell, and service Contracts in those states and other jurisdictions where they and their Associated Agencies (as defined below) are properly licensed, registered or otherwise qualified to offer and sell the Contracts under the applicable insurance and other laws of each such state or other jurisdiction.

     2.2   Best Efforts. DISTRIBUTOR shall use its best efforts to recruit
           ------------
Selling Group Members to offer, sell, and service Contracts.

     2.3.  Selling Groups.  Each Selling Group Member shall be registered
           --------------
with the Securities and Exchange Commission ("SEC") as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and shall be a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), unless the Selling Group Member is exempt from the broker-dealer registration requirements of the 1934 Act. In addition, each Selling Group Member, if applicable, and Associated Agency (as defined below) shall have received an appropriate appointment or license by or through AGL and, unless exempt, each Selling Group Member shall have received a level of qualification with the NASD appropriate to enable it to offer and sell Contracts. Each Selling Group Member shall enter into a selling group agreement the form of which shall be as agreed to by the Parties from time to time. The Parties shall not enter into any selling group agreement unless and until AGL has given written approval of the Selling Group Member, which approval shall be provided within ten calendar days after DISTRIBUTOR has given notice of its intent to enter into the agreement. For the purposes of this Agreement, "Associated Agency" shall mean an insurance agency affiliated by corporate structure or by contract with Selling Group Member.

     2.4.  Suitability Determinations.  The Parties wish to ensure that the
           --------------------------
Contracts, the applications for which will be solicited by Selling Group Members and their respective registered sales representatives (Selling Group Members and registered sales representatives may be referred to collectively as "Sales Persons"; if the context so warrants, registered sales representatives may be referred to as "Sales Persons") will be issued to persons for whom the Contracts will be suitable. Each Selling Group Member shall take reasonable steps to ensure that neither it nor any other Sales Person makes recommendations to an applicant to purchase any of the Contracts, or to select any investment option thereunder, in the absence of reasonable grounds to believe that the purchase of the Contracts or selection of that option is suitable for such applicant in compliance with federal securities law requirements governing suitability obligations. While not limited to the following, a determination of suitability shall be based on information furnished to Sales Persons after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives and financial situation and needs, including the likelihood that the applicant will make sufficient purchase payments to derive the benefits thereof, and tax status. The responsibility of Sales Persons to take such reasonable steps and make such determinations of suitability shall be a requirement of each selling group agreement entered into by the Parties.

     2.5   Sales Persons. DISTRIBUTOR and AGL shall enter into a separate
           -------------
selling agreement whereby each Selling Group Member will represent that such Selling Group Member and its Sales Persons are duly registered and qualified pursuant to the 1934 Act, NASD regulations, and any other securities or insurance regulatory requirements.

     2.6.  Insurance Agent Licensing and Appointment.
           -------------------------

     (a) DISTRIBUTOR shall not engage in any activities with respect to the offer or sale of Contracts that would require insurance agent licensing in the state or jurisdiction where such activities are performed, unless and until Distributor is properly licensed to perform such services in the particular state or other jurisdiction.

     (b) DISTRIBUTOR shall immediately notify AGL if any of its licenses or registrations required to perform services under this Agreement are revoked, suspended, or terminated.

     (c) AGL agrees to take all actions necessary to effect the appointment of the Sales Persons of Selling Group Members and their Associated Agency(ies) as insurance agents of AGL, and to effect renewals thereof, all as required for the business of this Agreement.

     (d) DISTRIBUTOR and AGL shall cooperate in making arrangements with each Selling Group Member in order to help to keep costs associated with the appointment of Sales Persons at reasonable levels.

     (e) Notwithstanding the foregoing, AGL, in its sole discretion, may refuse to appoint or renew the appointment of any Sales Person, or may revoke such appointment for any reason. AGL shall consult with DISTRIBUTOR prior to refusing to appoint, renew appointment, or revoking an appointment, as to the reasons for such decision. Neither AGL nor AGDI shall incur any obligation to compensate or reimburse any expenses of DISTRIBUTOR as a result of any such refusal to appoint or renew an appointment of a Sales Person.

     2.7.  Selection of Selling Group Members. DISTRIBUTOR shall exercise care
           ----------------------------------
and diligence in selecting and recommending to AGL broker-dealers to serve as Selling Group Members and in the marketing and distribution of the Contracts.

     2.8.  Supervision by Selling Group Members. Selling Group Members shall be
           ------------------------------------
responsible for the supervision of the Sales Persons in their solicitation of applications for the Contracts and all of their activities relating to this Agreement and that are provided for under the Selling Group Agreement.

     2.9.       Marketing Materials.
                -------------------

     (a) DISTRIBUTOR, at its sole cost, shall be responsible for developing (with the assistance of AGL), printing and distributing all marketing materials to be used in connection with the offer and sale of the Contracts, except for (i) any prospectus for the Contracts (for which responsibility is described in Section 2.9(b), below), including any related statement of additional information ("SAI"), and any amendments or supplements to the foregoing (collectively, as the context requires, "Contract Prospectus") and (ii) any annual or semi-annual reports for an Account ("Account Reports"), the preparation of which shall be the sole responsibility of AGL. As used herein, "marketing materials" shall mean any "advertisement" or "sales literature," as those terms are defined in Rule 2210 of the NASD's Conduct Rules, as amended from time to time, including, without limitation, any so-called "dealer-only" materials.

     (b) The responsibility for (i) printing and distributing Contract Prospectuses (including any related SAI) and Account Reports used as marketing materials and (ii) the costs of printing and distributing such Contract Prospectuses and Account Reports is set forth in the Participation Agreement by and among AGL, DISTRIBUTOR, and other parties thereto ("Participation Agreement").

     (c) AGL and DISTRIBUTOR shall submit by telecopy or overnight delivery definitive copies of all marketing materials to the other for its approval, which approval shall be provided within at least ten (10) business days of receipt or such period to which the Parties may agree from time to time.

     (d) DISTRIBUTOR shall, to the extent required, file in a timely manner all marketing materials for the Contracts with the NASD, the SEC, and any other regulatory body (other than state insurance regulatory bodies), as appropriate, and shall obtain any necessary approval of these regulatory bodies of such marketing materials. AGL shall, to the extent required, file in a timely manner all such marketing materials with the various state insurance regulatory bodies, as appropriate, and shall obtain any necessary approval of these regulatory bodies of such marketing materials.

     (e) Notwithstanding the foregoing, AGL acknowledges that Selling Group Members, at their own cost, may from time to time develop, print, and distribute marketing materials for the Contracts that are not jointly developed by AGL and DISTRIBUTOR ("supplemental marketing materials"). In no event shall DISTRIBUTOR utilize, or give its consent to Selling Group Members to utilize, any supplemental marketing materials unless AGL has provided its written approval of such materials prior to their intended first use. The responsibility of Selling Group Members to obtain AGL's prior written approval of supplemental marketing materials shall be a requirement of each selling group agreement entered into by the Parties.

     2.10. Marketing Services.  In connection with the offer and sale of
           ------------------
Contracts, DISTRIBUTOR agrees to:

     (a) develop a marketing plan for the introduction and continuing sale of the Contracts through Selling Group Members;

     (b) provide AGL on an ongoing basis with information concerning the marketability of the Contracts and the usefulness of the marketing materials jointly prepared by AGL and DISTRIBUTOR or any other documents prepared by AGL, and advise AGL with regard to the desirability of revising or redesigning the same;

     (c) provide AGL on an ongoing basis with comparative data regarding products offered by other life insurance companies and mutual fund groups;

     (d) initiate and maintain contact with existing and potential Selling Group Members for purposes of advising AGL on the desirability of developing and implementing new Contract features;

     (e) receive written and oral inquiries from Selling Group Members with respect to the Contracts and coordinate responses to the same with AGL;

     (f) distribute to Selling Group Members copies of all marketing materials described herein that are approved or prepared by AGL pursuant to this Agreement;

     (g) maintain a toll-free number and support and service unit to render assistance to Selling Group members in connection with the offer and sale of Contracts;

     (h) provide such other marketing services and support as AGL may reasonably request from time to time.

     2.11. Non-Marketing Materials.
           -----------------------

     (a) AGL, at its sole cost, shall be responsible for preparing, printing in quantity and delivering to Selling Group Members: (i) all Contract forms, applications and related materials, (ii) all documents pertaining to the processing of purchase payments, refunds and other monies, and (iii) all documents pertaining to transactions, claims, and other features available under the Contracts, including, but not limited to, full or partial surrenders, exchanges, transfers, loans, systematic purchases, death claims, changes in Contract value allocations, and changes in beneficiary.

     (b) AGL, at its sole cost, shall be responsible for preparing, printing, and distributing all correspondence with Contract owners, except for correspondence prepared, printed, and distributed by DISTRIBUTOR pursuant to AGL's prior approval.

     (c) The responsibility for printing and distributing Contract Prospectuses to existing Contract owners shall be set forth in the Participation Agreement.

     (d) AGL, at its sole cost, shall be responsible for preparing, printing, distributing to existing Contract owners, and, to the extent required, filing with any appropriate regulatory body, in a timely manner, or causing the same to be done:
(i) all Contract owner account statements, (ii) Account Reports, (iii) voting cards, as appropriate, and (iv) all reports, forms, and other information necessary to comply with applicable federal and state tax law.

     (e) AGL shall provide to DISTRIBUTOR or its designated agent at least one complete copy of all SEC registration statements, Contract Prospectuses, Account Reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     (f) AGL shall, upon or prior to the completion of such Contract transaction for which a confirmation is legally required, send a written confirmation to the Contract owners for each such transaction, in a form and manner which complies with the requirements of the 1934 Act, state laws and regulations, and the disclosure requirements of the NASD. Such confirmations shall be furnished to all Contract owners in accordance with applicable securities laws, shall reflect the facts of the transaction, and, if applicable, shall show that they are being sent by AGL on behalf of AGDI and Selling Group Members.

     2.12. Information About AGL and DISTRIBUTOR
           --------------------------------------

     (a) Neither AGL nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning DISTRIBUTOR or its affiliates in connection with the sale of the Contracts other than the information or representations provided by or on behalf of DISTRIBUTOR and its affiliates that are contained (i) in the registration statement, including the Contract Prospectus contained therein, as such registration statement and Prospectus may be amended from time to time; (ii) in Account Reports or voting instruction solicitation materials for each Account; or (iii) in marketing materials prepared by DISTRIBUTOR, except with the express written permission of DISTRIBUTOR. As used herein, the term "affiliate" shall have the same meaning as defined in Section 2(a)(3) of the Investment Company Act of 1940 ("1940 Act").

     (b) Neither DISTRIBUTOR nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning AGL, AGDI, or their respective affiliates in connection with the sale of the Contracts other than the information or representations provided by or on behalf of AGL, AGDI, or their respective affiliates that are contained in (i) the registration statement, including the Contract Prospectus contained therein, as such registration statement and Prospectus may be amended from time to time;
(ii) in Account Reports or voting instruction solicitation materials for each Account; or (iii) in marketing material, except with the express written permission of AGL.

     2.13. Complaints.
           ----------

     Complaints are written or oral communications from a customer and/or regulatory authority expressing any grievance with AGL, AGDI, or DISTRIBUTOR, and/or their respective affiliates, agents and representatives, to the extent that such complaints arise in connection with the Contracts or their respective services or practices relating to the Contracts. A communication from a customer is a complaint if, in connection with a Contract, the customer claims:
(i) he or she has not received the expected benefits or service; (ii) AGL, AGDI, or DISTRIBUTOR has made a mistake or has acted or failed to act in a way prejudicial to the customer; or (iii) he or she is displeased with AGL, AGDI, or DISTRIBUTOR and/or their respective affiliates, agents or representatives.

     AGL, AGDI, and DISTRIBUTOR each shall consult with the other parties hereto in connection with any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement. In addition, AGL, AGDI and DISTRIBUTOR each shall consult with the other parties hereto in connection with any securities regulatory investigation or proceeding or judicial proceeding, to the extent that such investigation or proceeding is in connection with the Contracts marketed under this Agreement. Without limiting the foregoing, (i) each party shall notify the other parties of any written customer complaint requiring joint resolution by the parties ("Joint Customer Complaint") or notice of any regulatory investigation or proceeding or judicial proceeding received by such party with respect to any other party, or in connection with any Contract marketed under this Agreement or any activity in connection with any such Contract, within 24 hours of receipt of such Joint Customer Complaint; and (ii) each party ("Notifying Party") shall notify the other parties within 30 days of the end of each calendar quarter of any written customer complaint not requiring joint resolution of the parties which is resolved by Notifying Party in such calendar quarter; provided, however, that no such resolution may bind any other party to this Agreement without such party's written consent.

     In the case of a customer complaint, AGL, AGDI, and DISTRIBUTOR will consult with the other parties hereto in connection with investigating such complaint and any response by a party to this Agreement to such complaint will be sent to the other parties to this Agreement for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile.

     2.14. Limitations on Authority. DISTRIBUTOR and its agents and employees
           ------------------------
shall have no authority to, and shall not:

     (a) alter or substitute AGL's Contract applications or forms in any manner;

     (b) guarantee the issuance of any Contract or the reinstatement of any lapsed Contract (in the case of life insurance Contracts), or the reinvestment of any Contract (in the case of annuity Contracts);

     (c) add, alter, waive or discharge any Contract provision, including, without limitation, any forfeiture provision, or represent that such can be done by AGL;

     (d) make any settlement of any claim or claims binding on, or otherwise bind AGL or any of its affiliates in any way without its written consent;

     (e) extend the time of making any purchase payments, or pay or allow any inducement not specified in the Contracts to any Contract owner or applicant, or rebate any portion of a purchase payment, in any manner whatsoever;

     (f) incur any indebtedness or liability on behalf of or expend or contract for the expenditure of funds by AGL;

     (g) enter into legal proceedings in connection with any matter pertaining to the business of AGL without the prior written consent of AGL, unless DISTRIBUTOR or any Sales Person, as the case may be, is named in such proceedings;

     (h) give or offer to give, on behalf of AGL, any tax or legal advice related to the purchase of a Contract; or

     (i) exercise any authority on behalf of AGL other than that expressly conferred on DISTRIBUTOR or any Sales Person by this Agreement.

     2.15. Independent Contractor.  DISTRIBUTOR shall at all times function as,
           ----------------------
and be deemed to be, an independent contractor. Nothing contained herein shall be construed as creating the relationship of employer and employees between or among AGL, AGDI, and DISTRIBUTOR (or any Sales Person or Associated Agency).

                          SECTION 3.  ADMINISTRATION
                          --------------------------

     3.1.  Contract Administration.  Each Party agrees to perform the
           -----------------------
administrative duties assigned to such Party under Schedule B attached hereto and incorporated by reference herein, as the Parties may amend from time to time by mutual agreement. DISTRIBUTOR acknowledges that AGL may subcontract its rights and responsibilities enumerated in Schedule B to one or more third party vendors. Although such duties may be delegated, AGL agrees that it is legally liable for the performance of the same.

     3.2.  Performance Standards.  Each Party agrees to meet or exceed the
           ---------------------
standards for performing the various administrative duties set out in Schedule B attached hereto and incorporated by reference herein, as the Parties may amend from time to time by mutual agreement.

                  SECTION 4.  REPRESENTATIONS AND WARRANTIES
                  ------------------------------------------

     4.1. By AGL
          ------

AGL represents and warrants that:

     (a) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement,

     (b) it has legally and validly established and maintains each Account as a segregated asset account under the Texas Insurance Code and the regulations thereunder,

     (c) the Contracts comply in all material respects with all other applicable federal and state laws and regulations,

     (d) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act,

     (e) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act, Texas law, and the laws of any other state in which the Contracts are offered and sold,

     (f) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, and each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required,

     (g) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder,

     (h) AGL will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and

     (i) each Contract Prospectus will at all times comply with in all material respects with the requirements of the 1933 Act and rules thereunder, but excluding information contained or omitted in reliance upon and in conformity with information furnished to AGL or AGDI by or on behalf of DISTRIBUTOR.

AGL further represents that:

     (a) the Contracts currently are and will be treated as annuity, endowment, or life insurance contracts under applicable provisions of the Internal Revenue Code of 1986, as amended ("Code"), that it will use its best efforts to maintain such treatment, and that it will notify DISTRIBUTOR immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future, and

     (b) that each Account is a "segregated asset account," that interests in the account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder, that it will use its best efforts to continue to meet such definitional requirements, and that it will notify DISTRIBUTOR immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     4.2  By AGDI
          -------

AGDI represents and warrants that:

     (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement,

     (b) it is a member in good standing of the NASD and that it has obtained all approvals necessary to offer the Contracts and otherwise enter into and carry out all transactions contemplated by this Agreement, has obtained or will obtain all approvals, licenses, authorizations, orders or consents, and shall be duly registered or otherwise qualified under the securities laws of any state or other jurisdiction where offers or sales of the Contracts may be made,

     (c) it is bonded as required by all applicable laws and regulations and that it will carry out its sales and underwriting obligations hereunder in continued compliance with the Conduct Rules of the NASD and federal and state securities laws and regulations and state insurance laws and regulations,

     (d) it is duly registered with the SEC as a broker-dealer under the 1934 Act, and that the activities of DISTRIBUTOR in connection with the offer and sale of Contracts shall be in compliance with applicable federal and state securities laws and regulations in all material respects,

     (e) in its capacity as principal underwriter of the Contracts, it has performed due diligence in order to discharge its obligations to all Selling Group Members, and further that the Contracts are the subject of a bona fide offering and that after a reasonable examination of the contracts, it has determined that the representations contained in the Contract prospectuses are true and correct,

     (f) it shall at all times provide appropriate supervision for those home office employees of AGL who are registered representatives of AGDI and who are required by AGL to execute duties on behalf of AGL which are related to the Contracts, and

     (g) it shall take all actions necessary to obtain and maintain all regulatory approval required to underwrite the Contracts for sale in all states and jurisdiction in which the Contracts may be sold.

     4.3  By DISTRIBUTOR
          --------------

DISTRIBUTOR represents and warrants that:

     (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and has fully power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement,

     (b) it is a member in good standing of the NASD and that it has obtained all approvals necessary to enter into and carry out all transactions contemplated by this Agreement, has obtained or will obtain all approvals, licenses, authorizations, orders or consents, and shall be duly registered or otherwise qualified under the securities laws of any state or other jurisdiction where offers or sales of the Contracts may be made,

     (c) it is bonded as required by all applicable laws and regulations and that it will carry out its obligations hereunder in continued compliance with the Conduct Rules of the NASD and federal and state securities laws and regulations and applicable state insurance laws and regulations,

     (d) it is duly registered with the SEC as a broker-dealer under the 1934 Act, and that the activities of DISTRIBUTOR shall be in compliance with applicable federal and state securities laws and regulations in all material respects,

     (e) neither it nor any of its employees or agents shall make any representations concerning the Contracts, except those contained in or reasonably derived from the Contract Prospectus, registration statements, annual or semi-annual reports of each Account, or in other written materials prepared or approved by or on behalf of AGL.

                 SECTION 5. COMPENSATION:  COSTS AND EXPENSES
                 --------------------------------------------

     5.1. Compensation.  AGL agrees to compensate DISTRIBUTOR for its services
          ------------
hereunder in accordance with Schedule C attached hereto and incorporated herein by reference, as the Parties may amend from time to time by mutual agreement.

     5.2. Each Party to Bear Own Costs.  Except as otherwise expressly
          ----------------------------
provided, each

Party to this Agreement shall bear all expenses of fulfilling its duties and obligations hereunder. To the extent one Party initially bears any costs or expenses that are the responsibility of another Party, that other Party shall reimburse the Party that initially bore such expenses promptly upon request.

                          SECTION 6.  INDEMNIFICATION
                          ---------------------------

     6.1. Indemnification by AGL and AGDI
          -------------------------------

     (a) Except as limited by and in accordance with the provisions of Sections 6.1(c) and 6.1(d) below, AGL and AGDI shall indemnify and hold harmless DISTRIBUTOR against any loss, claim, damage or liability (including amounts paid in settlement with the written consent of AGL and AGDI), or litigation (including reasonable counsel fees and other costs of investigating or defending any alleged loss, claim, damage, or liability) to which DISTRIBUTOR may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities are related to the sale of the Contracts and:

          (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Contract, the registration statement relating to the Contracts, the Contract Prospectus, or in any published marketing materials or communications with any Contract owner (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to make therein statements necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply to any Indemnified Party, as defined below, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AGL or AGDI by or on behalf of DISTRIBUTOR for use in the foregoing materials; or

          (ii) arise out of the failure of AGL, AGDI, or any of their respective affiliates, officers, directors, or employees, to comply with any applicable securities or other laws and regulations in connection with its rendering of Contract issue, recordkeeping, confirmation or other services under this Agreement; or

          (iii) arise out of AGL's or AGDI's negligence or misconduct, or that of their respective affiliates, officers, directors, or employees in the performance of its duties hereunder; or

          (iv) arise as a result of any failure by AGL or AGDI to substantially provide the services and furnish the materials under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation or warranty made by AGL or AGDI in this Agreement or arise out of or result from any other material breach of this Agreement by AGL or AGDI.

     (b) The indemnities in this Section 6.1 shall, upon the same terms and conditions, extend to and inure to the benefit of each director, or officer of DISTRIBUTOR and any person controlling DISTRIBUTOR with the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each an "Indemnified Party").

     (c) Neither AGL nor AGDI shall be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise form such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     (d) Neither AGL or AGDI shall be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified AGL and AGDI, if appropriate, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AGL and AGDI of any such claim shall not relieve AGL and AGDI from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, AGL and AGDI shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from AGL and AGDI to such party of AGL's and AGDI's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and AGL will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

6.2.  Indemnification by DISTRIBUTOR
      -------------------------------

      (a) Except as limited by and in accordance with the provisions of Sections
6.2 (c) and 6.2(d) below, DISTRIBUTOR shall indemnify and hold harmless AGL and AGDI (and to the extent applicable, AGSI) against any loss, claim, damage or liability (including amounts paid in settlement with the written consent of AGL and AGDI), or litigation (including reasonable counsel fees and other costs of investigating or defending any alleged loss, claim, damage, or liability) to which AGL or AGDI may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities are related to the sale of the Contracts and:

          (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Contract, the registration statement relating to the Contracts, the Contract Prospectus, or in any published marketing materials or communications with any Contract owner (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to make therein statements necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AGL or AGDI by or on behalf of DISTRIBUTOR for use in the foregoing materials; or

          (ii) arise out of the failure of DISTRIBUTOR and its affiliates, officers, directors, or employees to comply with any applicable securities or other laws and regulations in connection with its rendering of Contract marketing and distribution under this Agreement; or

          (iii) arise out of the negligence or misconduct of DISTRIBUTOR, or that of any of its affiliates, officers, directors, or employees, in the performance of its duties hereunder; or

          (iv) arise as a result of any failure by DISTRIBUTOR to substantially provide the services and furnish the materials under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation or warranty made by DISTRIBUTOR in this Agreement or arise out of or result from any other material breach of this Agreement by DISTRIBUTOR.

     (b) The indemnities in this Section 6.2 shall, upon the same terms and conditions, extend to and inure to the benefit of each director, officer, and affiliate of AGL or AGDI and any person controlling AGL or AGDI within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each an "Indemnified Party").

     (c) DISTRIBUTOR shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

     (d) DISTRIBUTOR shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified DISTRIBUTOR in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify DISTRIBUTOR of any such claim shall not relieve DISTRIBUTOR from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, DISTRIBUTOR shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from DISTRIBUTOR to such party of DISTRIBUTOR's election to assume the defense thereof, the

Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and DISTRIBUTOR will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     6.3. Limitation on Liability.  In no event shall any Party under this
          -----------------------
Agreement be liable for lost profits or for exemplary, special, punitive or consequential damages alleged to have been sustained by the other Party, as opposed to a third party.

     6.4. Injunctive Relief.  The Parties each agree that monetary damages may
          -----------------
be an inadequate remedy in the event of a breach by any Party of any of the covenants in this Agreement, and that any such breach by a Party may cause the other Parties great and irreparable injury and damage. Accordingly, the Parties agree that the non-breaching Parties shall be entitled, without waiving any additional rights or remedies otherwise available to it at law or in equity or by statute, to injunctive and other equitable relief in the event of a breach or intended or threatened breach by any other Party of any of said covenants.

                       SECTION 7.  TERM AND TERMINATION
                       --------------------------------

     7.1. Term.  This Agreement shall be effective as of the date first above
          ----
written and shall, unless earlier terminated pursuant to Section 7.2 or 7.3, remain in full force and effect thereafter with respect to all Contracts of each particular form type until no Contracts of that particular form type remain outstanding.

     7.2. Events of Termination.
          ---------------------

     (a)  This Agreement shall terminate at any Party's option, without penalty:

          (i) with or without cause, on not less than 180 days' written notice to the other Parties;

          (ii)  upon the mutual written consent of the Parties;

          (iii) upon written notice of one Party to the other Parties in the event of bankruptcy or insolvency of such party to which notice is given; or

          (iv) in the event of an assignment of this Agreement, subject to the provisions of Section 8.

     (b) This Agreement shall terminate at the option of DISTRIBUTOR, subject to Section 7.3., in the event of:

          (i) fraud, misrepresentations, conversion or unlawful withholding of funds by

     AGL or AGDI;

          (ii) the dissolution or disqualification of AGL or AGDI to do business under any applicable state or federal law where AGL or AGDI's ability to perform is materially impaired; however, such termination shall extend only to the jurisdiction(s) where AGL or AGDI is prohibited from doing business;

          (iii) the suspension or revocation of any material license or permit held by AGL or AGDI by the appropriate governmental agency or authority; however, such termination shall extend only to the jurisdiction(s) where AGL or AGDI is prohibited from doing business;

          (iv) the sale (without the prior written consent of DISTRIBUTOR, which consent shall not be unreasonably withheld) of the AGL or AGDI business relating to the Contracts, which sale is to an unaffiliated person or entity, whether by merger, consolidation, or sale of substantially all of AGL or AGDI's assets, during the term of, and any extension of, this Agreement; or

          (v) upon the institution of formal proceedings against AGL or AGDI by the NASD, SEC, or any other regulatory body regarding AGL or AGDI's duties under this Agreement, the sale of the Contracts, or the operation of any Account, provided that such proceedings result in a finding of material wrongdoing by AGL or AGDI.

     (c) This Agreement shall terminate at the option of AGL or AGDI, subject to Section 7.3, in the event of:

          (i) fraud, misrepresentation, conversion or unlawful withholding of funds by DISTRIBUTOR;

          (ii) the dissolution or disqualification of DISTRIBUTOR to do business under any applicable state or federal law where DISTRIBUTOR's ability to perform is materially impaired; however, such termination shall extend only to the jurisdiction(s) where DISTRIBUTOR is prohibited from doing business;

          (iii) the suspension or revocation of any material license or registration held by DISTRIBUTOR by the appropriate governmental agency or authority; however, such termination shall extend only to the jurisdiction(s) where DISTRIBUTOR is prohibited from doing business;

          (iv) the sale (without the prior written consent of AGL, which consent shall not be unreasonably withheld) of DISTRIBUTOR's business to an unaffiliated person or entity, whether by merger, consolidation, or sale of substantially all of DISTRIBUTOR'S assets during the term of, and any extension of, this Agreement; or

          (v) upon the institution of formal disciplinary proceedings against DISTRIBUTOR by the NASD, SEC, or any other regulatory body, regarding DISTRIBUTOR'S duties under this Agreement or the sale of the Contracts, provided that such proceedings result in a finding of material wrongdoing by DISTRIBUTOR.

     7.3. Remedy of Events of Default.  If any Party breaches this Agreement or
          ---------------------------
is in default in the performance of any of its duties and obligations hereunder (the "defaulting Party"), including, without limitation, a breach in any representation of warranty made by the defaulting Party, the non-defaulting Parties may give written notice thereof to the defaulting Party, and if such breach is not remedied within 30 days after such written notice is given, then the non-defaulting Parties may terminate this Agreement by giving 30 days' written notice of such termination of the defaulting Party.

     7.4. Parties to Cooperate Respecting Termination.  The Parties agree to
          -------------------------------------------
cooperate and give reasonable assistance to each other in effecting an orderly transition following termination.

                             SECTION 8. ASSIGNMENT
                             ---------------------

     This Agreement is not assignable by DISTRIBUTOR and shall terminate automatically in the event of a purported assignment; provided, however, that DISTRIBUTOR may, with the prior written consent of AGL (which shall not be unreasonably withheld), assign its rights or obligations under this Agreement to a company affiliated with DISTRIBUTOR.

            SECTION 9. CONTRACT LAPSE, TERMINATION, SURRENDER, ETC.
            -------------------------------------------------------

     9.1. Responsibilities of Distributor. During the term of this Agreement
          -------------------------------
and for five (5) years following the termination of this Agreement, neither DISTRIBUTOR nor any of its affiliates, directors, officers, agents, or employees, shall induce or cause, or attempt to induce or cause, directly or indirectly, any Contract owner (a) to lapse, terminate, surrender, exchange, or cancel his or her Contract, (b) to cease or discontinue making purchase payments thereunder, or (c) to direct cash value or purchase payments thereunder to any other financial product without the prior written consent of AGL, unless such act is in response to an enactment of federal or state legislation, order or decision of any court or regulatory authority, or a change in circumstances that makes the Contracts or insurance contracts of that type (e.g., annuity contracts or life insurance contracts) an unsuitable investment for existing Contract owners.

     9.2. Responsibilities of AGL and AGDI. During the term of this Agreement
          --------------------------------
and for five (5) years following the termination of this Agreement, neither AGL nor AGDI, nor any affiliate, director, officer, employee or agent of the foregoing, shall induce or cause, or attempt to induce or cause, directly or indirectly, any Contract owner (a) to lapse, terminate, surrender, exchange, or cancel his or her Contract, (b) to cease or discontinue making premium payments thereunder, or (c) to direct cash value or purchase payments thereunder to any other financial product without the prior written consent of DISTRIBUTOR, unless such act is in response to an enactment of federal or state legislation, order or decision of any court or regulatory authority, or a change in circumstances that makes the Contracts or insurance contracts of that type (e.g., annuity contracts or life insurance contracts) an unsuitable investment for existing Contract owners.

                          SECTION 10. CONFIDENTIALITY
                          ---------------------------

            "Confidential Information" of a party shall mean all confidential or proprietary information, including trade secrets of such party and documentation and the terms of this Agreement. All Confidential Information relating to a party shall be held in confidence by any other party to the same extent and in at least the same manner as such party protects its own confidential or proprietary information. No party shall disclose, publish, release, transfer or otherwise make available Confidential information of any other party in any form to, or for the use or benefit of, any person or entity without the other party's consent. Each party shall, however, be permitted to disclose relevant aspects of any other party's Confidential Information to its officers, agents, subcontractors and employees to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement and such disclosure is not prohibited by the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102, 113 Stat. 1138), as it may be amended from time to time (the "GLB Act"), the regulations promulgated thereunder or other applicable law; provided, however, that such party shall take all reasonable measures to ensure that Confidential Information of the other party is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, agents, subcontractors and employees. The obligations in this Section 10 shall not restrict any disclosure by any party pursuant to any applicable law, or by order of any court or government agency (provided that the disclosing party shall give prompt notice to the non-disclosing party(ies) of such order) and shall not apply with respect to information which (1) is developed by any other party without violating the disclosing party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure), (3) is disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by such party without an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into between Distributor and AGL, AGDI, or AGSI before the Original Agreement's effective date or (5) is rightfully received by a party free of any obligation of confidentiality. If the GLB Act, the regulations promulgated thereunder or other applicable law now or hereafter in effect imposes a higher standard of confidentiality to the Confidential Information, such standard shall prevail over the provisions of this Section 10.

                      SECTION 11. ARBITRATION OF DISPUTES
                      -----------------------------------

     11.1.  Arbitration Binding.  Any controversy or claim arising out of or
            -------------------
relating to this Agreement, or the breach hereof, shall be settled by arbitration under the rules of the NASD in effect at that time. If the NASD refuses jurisdiction, or the Parties mutually agree in writing, the arbitration procedure described herein shall be used. In either event, the decision of the arbitrator(s) shall be final and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

     11.2.  Initiation of Arbitration.  To initiate arbitration, the Party
            -------------------------
seeking arbitration ("Claimant") shall notify the Party(ies) (each, a "Respondent") in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The Respondent(s) shall respond to the notification in writing within 10 days of its receipt.

     11.3.  Selection of Arbitrators
            ------------------------

     (a) The arbitration hearing shall be before a panel of three arbitrators, each of whom must be (i) a present or former officer of a life insurance or reinsurance company and/or (ii) an officer and principal of a registered broker-dealer. The panel must contain at least one representative from each of (i) and (ii). An arbitrator may not be a present or former, director, officer, employee, attorney, or consultant of AGL, AGDI, and DISTRIBUTOR or any affiliate thereof.

     (b) Claimant and Respondent shall each name five (5) candidates to serve as an arbitrator. Claimant and Respondent shall each choose one candidate from the other Party's list, and these two candidates shall serve as the first two arbitrators. Claimant and Respondent shall each present their initial lists of five (5) candidates by written notification to the other Party within 25 days of the date of the mailing of the notification initiating the arbitration. Any subsequent additions to the list that are required shall be presented within 10 days of the date the naming Party receives notice that a candidate that has been chosen declines to serve.

     (c) The two arbitrators shall then select the third arbitrator from the eight (8) candidates remaining on the lists of the Claimant and Respondent within 14 days of the acceptance of their positions as arbitrators. If the two arbitrators cannot agree on the choice of a third, then this choice shall be referred back to the Parties. Claimant and Respondent shall take turns striking the name of one of the remaining candidates from the initial (8) candidates until only one candidate remains. If the candidate so chosen shall decline to serve as the third arbitrator, the candidate whose name was stricken last shall be nominated as the third arbitrator. This process shall continue until a candidate has been chosen and accepted. This candidate shall serve as the third arbitrator. The first turn at striking the name of a candidate shall belong to the Respondent. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by a majority of votes.

     11.4   Impartiality.  The Parties agree that each of the three arbitrators
            ------------
should be impartial regarding the dispute. Therefore, at no time will any Party contact or otherwise communicate with any person who is to be or who has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by the Parties to inform those candidates actually chosen as arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute shall be coordinated with the other Party(ies) and shall be provided simultaneously to the other Party(ies) or shall take place in the presence of the other Party(ies). Further, at no time shall any arbitrator be informed that the arbitrator has been named or chosen by one Party or another.

     11.5.  Hearing Date and Time.  The arbitration hearing shall be held on a
            ---------------------
date fixed by the arbitrators. In no event shall this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators shall establish pre-arbitration procedures as warranted by the facts and issues of the particular case. At least 10 days prior to the arbitration hearing, each Party shall provide the other Party(ies) and the arbitrators with a detailed statement of the facts and arguments that it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they shall give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. The Claimant shall have the burden of proving its case by a preponderance of the evidence. Each Party may examine any witnesses who testify at the arbitration hearing. Each Party shall bear its own costs of arbitration, except that the arbitrators shall apportion their own reasonable fees and expenses between or among the Parties, as they deem appropriate.

                            SECTION 12. TRADEMARKS
                            ----------------------

     12.1.  DISTRIBUTOR Trademarks.  DISTRIBUTOR may file for a service mark in
            -----------------------
order to establish ownership to all right, title and interest in and to the name, trademark and service mark "WM Advantage" and will file for a service mark in order to establish ownership of all right, title, and interest in the name, trademark and service mark "WM Strategic Asset Manager" and such other tradenames, trademarks and service marks identified in Schedule D hereto, as the Parties hereto may amend from time to time (the "DISTRIBUTOR licensed marks" or the "licensor's licensed marks"). DISTRIBUTOR hereby grants to AGL (including its affiliates) a non-exclusive license to use the DISTRIBUTOR licensed marks in connection with AGL's performance of the services contemplated under this Agreement, subject to the terms and conditions set forth in this Section 12.

     12.2.  AGL Trademarks.  AGL owns all right, title and interest in and to
            --------------
the tradename, trademarks and service mark "American General Life Insurance Company," and such other tradenames, trademarks and service marks identified in Schedule D hereto, as the Parties hereto may amend from time to time (the "AGL licensed marks" or the "licensor's licensed marks"). AGL hereby grants to DISTRIBUTOR (including its affiliates) a non-exclusive license to use the AGL licensed marks in connection with DISTRIBUTOR's performance of the services contemplated by this Agreement, subject to the terms and conditions set forth in this Section 12.

     12.3.  Grant of License.  The grant of license by DISTRIBUTOR and AGL
            ----------------
(each, a "licensor") to the other and affiliates thereof (the "licensees") shall terminate automatically when the Contracts (or any particular form of Contract) cease to be outstanding or by either Party at its election upon termination of this Agreement. Upon automatic termination, each licensee shall cease to use a licensor's licensed marks. Upon AGL's elective termination of this license, DISTRIBUTOR (including its affiliates) shall likewise cease any activity that suggests that it has any right under the AGL licensed marks or that it has any association with AGL or any affiliate of AGL in connection with any such Contracts. Similarly, upon DISTRIBUTOR's elective termination of this license, AGL (including its affiliates) shall cease to issue as soon as reasonably practicable, any new Contracts bearing any of the DISTRIBUTOR licensed marks and shall likewise cease any activity which suggests that it has any right under any of the DISTRIBUTOR licensed marks or that it has any association with DISTRIBUTOR or any affiliate of DISTRIBUTOR, except that AGL shall have the right to continue to administer any outstanding Contracts bearing any of the DISTRIBUTOR licensed marks and in connection therewith to use the DISTRIBUTOR licensed marks.

     12.4.  Prior Approval.  Notwithstanding any provision in this Agreement to
            --------------
the contrary, a licensee shall obtain the prior written approval of the licensor for the public release by such licensee of any materials bearing the licensor's licensed marks. The licensor's approval shall not be unreasonably withheld.

     12.5.  Sample Materials.  During the term of this grant of license, a
            ----------------
licensor may request that a licensee submit samples of any materials bearing any of the licensor's licensed marks that were previously approved by the licensor but, due to changed circumstances, the licensor may wish to reconsider, or that were not previously approved in the manner set forth above. If, on the reconsideration or on initial review, respectively, any such samples fail to meet with the written approval of the licensor, then the licensee shall immediately cease distributing such disapproved materials. The licensor's approval shall not be unreasonably withheld. The licensee shall obtain the prior written approval of the licensor for the use of any new materials developed to replace the disapproved materials, in the manner set forth above.

     12.6.  Trademarks Valid and Enforceable.  Each licensee hereunder:  (a)
            --------------------------------
acknowledges and stipulates that the licensor's licensed marks are valid and enforceable trademarks and/or service marks and that such licensee does not own the licensor's licensed marks and claims no rights therein other than as a licensee under this Agreement; (b) agrees never to contend otherwise in legal proceedings or in other circumstances; and (c) acknowledges and agrees that the use of the licensor's licensed marks pursuant to this grant of license shall inure to the benefit of the licensor.

                       SECTION 13. BONDING AND INSURANCE
                       ---------------------------------

  Each Party shall maintain sufficient fidelity bond coverage (including coverage for larceny and embezzlement) and errors and omissions insurance coverage as may be required by applicable law or as such Party seems necessary in light of its obligations under this Agreement. DISTRIBUTOR shall maintain errors and omissions coverage from a reputable insurance company in an amount and form acceptable to AGL at all times during the term of this

Agreement.

                              SECTION 14. NOTICES
                              -------------------

     14.1.  Manner of Notices.  Unless otherwise provided in this Agreement, any
            -----------------
notice required or permitted to be sent under this Agreement shall be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

            American General Life Insurance Company
            2929 Allen Parkway
            Houston, Texas 77019
            Attn: Frederick J. Sdao
            Telecopier: (713) 831-5931

            American General Distributors, Inc.
            2929 Allen Parkway
            Houston, Texas 77019
            Attn: Robert P. Condon
            Telecopier: (713) 831-4940

            WM Funds Distributor, Inc.
            1201 Third Avenue, 22nd Floor
            Seattle, Washington 98101-3000
            Attn: William G. Papesh
            Telecopier: (206) 490-2340

     14.2.  Notice of Regulatory Proceedings
            --------------------------------

     (a) AGL and AGDI shall immediately notify DISTRIBUTOR of: (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to any Contract or to any Account's registration statement under the 1933 Act relating to the Contracts or any Contract Prospectus, (ii) any request by the SEC or other regulatory body for any amendment to such registration statement or Contract Prospectus, (iii) the initiation of any proceeding for that purpose or for any other purpose relating to the offering of any Contract, or the registration or offering of the Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent or otherwise materially affect the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. AGL and AGDI shall make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     (b) After DISTRIBUTOR becomes aware of any of the following, DISTRIBUTOR shall immediately notify AGL of: (1) the issuance by any court or regulatory body of any order having a material effect with respect to DISTRIBUTOR's ability to perform its obligations hereunder, (ii) the initiation of any proceeding for any purpose relating to the sale of the Contracts, and (iii) any other actions or circumstances that may prevent the lawful offer or sale of any of the Contracts in any state or jurisdiction. DISTRIBUTOR shall also immediately notify AGL if Distributor becomes aware that any Sales Persons or Associated Agencies of any Selling Group Member is or becomes subject to any proceedings or is sanctioned or suspended (i) by the SEC or NASD, (ii) by any court for securities law violations, or (iii) by any state regulatory authority.

                           SECTION 15. MISCELLANEOUS
                           -------------------------

     15.1.  Amendment.  This Agreement may be amended at any time by a writing
            ---------
executed by the parties.

     15.2.  Governing Law  This Agreement shall be interpreted in accordance
            -------------
with and governed by the laws of the State of Texas.

     15.3.  Survival of Provisions.  Upon termination of this Agreement, the
            ----------------------
following provisions shall survive: Sections 2.4, 2.5, 2.6, 2.11, 2.12, 2.13, 2.14, 3, 4, 5, 6, 8, 9, 10, 11, 12, 14 and 15.

     15.4.  Severability.  Should any provision of this Agreement be held or
            ------------
made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

     15.5.  Waiver.  Any failure or delay by any Party to enforce at any time
            ------
any of the provisions of this Agreement, or to exercise any right or option which is herein provided, or to require at any time the performance of any of the provisions hereof, shall in no way be construed to be a waiver of such provision of this Agreement. If any Party waives the breach of any provision of this Agreement by another Party, the waiving Party still has the right to require performance of that provision and its conduct shall not be construed to waive succeeding breaches of that provision or any breaches of any other provision.

     15.6.  Force Majeure.  No Party shall be liable for damages due to delay or
            -------------
failure to perform any obligation under this Agreement where such delay or failure results directly or indirectly from circumstances beyond the control and without the fault or negligence of such Party.

     15.7.  Parties to Cooperate.
            --------------------

     (a) The Parties shall cooperate fully in any insurance or securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to AGL, AGDI, DISTRIBUTOR, and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding arises in connection with Contracts distributed under this Agreement. The Parties shall furnish applicable federal and state regulatory authorities with any information or reports in connection with its services under this Agreement that authorities may request in order to ascertain whether AGL's operations are being conducted in a manner consistent with any applicable law or regulations.

     (b) DISTRIBUTOR shall execute such papers and do such acts and things as shall from time to time be reasonably requested by AGL for the purpose of qualifying and maintaining qualification of the Contracts for sale under the applicable laws of any state, and maintaining the registration of the Contracts under the 1933 Act and any Account under the 1940 Act.

     15.8.  Entire Agreement.  This Agreement shall be the sole and only
            ----------------
agreement among the Parties regarding the marketing and distribution of Contracts, and it supersedes all prior and contemporaneous agreements. The Parties may be parties to other agreements, the terms and conditions of which may pertain to their respective duties and obligations under this Agreement. To the extent anything in those other agreements contradicts the terms of this Agreement, this Agreement shall control. This Agreement may not be amended, supplemented, or modified, except as expressly permitted herein, without the written agreement of the Parties.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

AMERICAN GENERAL LIFE INSURANCE COMPANY
on behalf of itself and each Account
named in Schedule A hereto,
as amended from time to time



_________________________________
By:

Title:

Date:

AMERICAN GENERAL DISTRIBUTORS, INC.



_________________________________
By: Robert P. Condon, President
Date:



WM FUNDS DISTRIBUTOR, INC.


_________________________________
By:

Title:

Date:

                                  SCHEDULE A
                                  ----------

Names of Separate Accounts
--------------------------

American General Life Insurance Company Separate Account D



Available Contracts (identified by form number)
-----------------------------------------------

Registration Form and Numbers:  Form N-4
                                Nos. 811-2441
                                      33-57730  (WM Advantage Variable Annuity)
                                     333-25549  (WM Strategic Asset Manager
                                                 Variable Annuity)

1.   WM Advantage Variable Annuity

     Contract form numbers:    93010
                               93011

2.  WM Strategic Asset Manager Variable Annuity

     Contract form numbers:    97010
                               97011

                                  SCHEDULE B
                                  ----------


AGL Administrative Responsibilities

1.   Contract Maintenance
     --------------------

     (a) File and obtain state approvals for the Contracts being issued, and any amendments thereof.

     (b) Notify DISTRIBUTOR of the effective date for each state in which the Contracts become available for issue.

     (c) Customize and support state specific requirements where administratively feasible.

2.   Contract Servicing
     ------------------

     (a) Issue and maintain master records for Contracts applied for and accepted.

     (b)  Provide maintenance support for all Contract features:

          (i)   Purchase Payments (new issues, 1035 Exchanges, EFT, additions);

          (ii) Withdrawals (systematic, partial, full, cancellations, and death claims);

          (iii) Exchanges among Divisions, change of allocations;

          (iv)  Title Changes (beneficiary, ownership, name, assignments);

          (v)   Dollar-Cost Averaging;

          (vi)  Automatic Rebalancing;

          (vii) Annuitization.

3.   Customer Correspondence
     -----------------------

     (a)  Generate and provide various customer correspondence documents:

          (i)   Contract (with appropriate riders and endorsements);

          (ii)  Confirmations of financial transactions;

          (iii) For Contracts issued prior to July 1, 1996, semi-annual statements of account activity and balances;

          (iv) For Contracts issues after June 30, 1996, quarterly statements of account activity and balances;

          (v)    Billing forms, in a manner agreed to between Owner and AGL.

4.   Customer Service Functions
     --------------------------

     (a) Provide a telephone staff or other medium to respond to customer inquiries.

     (b)  Prepare and update service forms necessary to support the Contract.

     (c)  Respond to written inquiries from Contract owners.

     (d)  Coordinate complaint resolution (formal and informal).

5.   Compliance
     ----------

     (a)  Coordinate the printing and mailing of the following documents:

          (i)  Separate Account semiannual and annual reports;

          (ii) Evergreen prospectus.

     (b) Coordinate proxy solicitations as outlined in the Participation Agreement.

     (c)  Prepare updates and regulatory filings as warranted.

     (d) Generate tax reporting for Contract owners as warranted by account activity.

     (e)  Maintain appropriate books and records.

6.   Financial
     ---------

     (a)  Calculate unit values on business days of the separate account.

     (b) Place trades with corresponding Trust funds and settle such trades as defined in the Participation Agreement.

     (c)  Prepare Separate Account semiannual and annual reports.

7.   Licensing/Contracting and Compensation
     --------------------------------------

     (a) Establish the initial record and perform ongoing maintenance for representatives appointed to sell the product.

     (b)  Maintain copies of all approved Selling Group Agreements.

     (c)  Arrange for payment of appointment fees.

     (d) Pay compensation based on arrangements of marketing and Selling Group Agreements.

8.   Reporting
     ---------

     (a) Provide sales or other reports as mutually agreed upon by AGL and DISTRIBUTOR by Selling Group Member.

9.   Communications
     --------------

     (a) Provide review and feedback/approval for all marketing pieces associated with the Contract.

DISTRIBUTOR Administrative Responsibilities

1.   Distribution
     ------------

     (a)  Solicit and obtain Selling Group Agreements.

     (b)  Assist in selecting Selling Group Members.

2.   Marketing Support
     -----------------

     (a) Provide wholesaling support to prospective and current Selling Group Members.

     (b) Draft and distribute approved marketing and product literature and distribute all forms associated with the Contract (applications, service forms, etc.).

     (c)  Provide sales reporting data to wholesalers.

     (d) Facilitate training on Contract features and procedures to Selling Group members.

     (e)  Provide hypothetical data and illustrations for Fund performance.

SCHEDULE C
----------
Contracts:                        WM Advantage Variable Annuity
Effective Date of this Schedule:  May 1, 1997


     This Schedule governs the compensation to be paid by AGL in connection with the Contracts issued in accordance with the Agreement. The defined terms used herein shall have the same meaning as in the Agreement to which this Schedule C is attached or as in the Contracts, whichever is applicable.

1.   DISTRIBUTION FEE TO DISTRIBUTOR.
     -------------------------------

     AGL shall pay or cause to be paid to DISTRIBUTOR, each semi-monthly period, a Distribution Fee ("Fee") equal to 0.50% of purchase payments received by AGL, under the Contracts ("Purchase Payments") during such period that are attributable to all Contracts issued by AGL, less any commission reductions and chargebacks described in Section 3. All Purchase Payments upon which the Fee may be based must be received by AGL in accordance with the Selling Group Agreements and such other requirements that AGL and DISTRIBUTOR may, from time to time, establish. The Fee shall constitute the sole and exclusive payment by AGL to DISTRIBUTOR with respect to the Contracts distributed pursuant to this Agreement and all services rendered under or in contemplation of this Agreement.

2.   COMPENSATION TO SELLING GROUP MEMBERS.
     -------------------------------------

     AGL shall remit, or cause to be remitted, Sales commissions in the amount of 5.50% of all Purchase Payments, as compensation to the appropriate Selling Group Members who have submitted applications for Contracts that AGL has approved for issuance ("Sales Commissions").

     Commissions shall be paid semi-monthly (unless otherwise agreed). As used in the above schedules, the term "commission" refers to an amount equal to a fixed percentage of Purchase Payments received by AGL during each semi-monthly period that are attributable to Contracts solicited by Sales Persons. All Purchase Payments upon which the commission may be based must be received by AGL in accordance with the Selling Group Agreement and such other requirements that AGL and DISTRIBUTOR may, from time to time, establish.

3.   COMMISSION REDUCTIONS AND CHARGEBACKS.
     -------------------------------------

     Notwithstanding the foregoing, the following commission reductions shall apply to all DISTRIBUTOR Fees and Selling Group Member Sales Commissions, except as otherwise noted, under the circumstances described below.

     a.   Reduction for Purchase Payments at Age 81 and Later.  A 50% commission
          ---------------------------------------------------
          reduction shall apply with respect to Purchase Payments made on or after the Annuitant's eighty-first birthday (regardless of whether the Contract has a

          Contingent Annuitant).

     b.   Chargebacks for Withdrawals.  The following commission chargebacks
          ---------------------------
          shall apply with respect to full or partial withdrawals (excluding withdrawals made pursuant to the Systematic Withdrawal Program that are within the 10% Free Withdrawal Privilege);

          . 100% of original commissions paid with respect to the amount of Purchase Payments up to the amount of the full or partial withdrawal of a Purchase Payment made during the first six months following its receipt; and

          . 50% of original commissions paid with respect to the amount of Purchase Payments up to the amount of the full or partial withdrawal of a Purchase Payment made during the next six months following its receipt.

     c.   Chargeback for Annuitization In First Two Years.  A commission
          -----------------------------------------------
          chargeback of 50% of original commissions paid will be assessed if the Contract is annuitized in the first two Contract Years.

     The foregoing chargebacks shall not apply in the event of the death of the Annuitant or Owner during the periods specified above.

4.   NO COMPENSATION PAYABLE.
     -----------------------

     Notwithstanding the foregoing, no compensation shall be payable with respect to a Purchase Payment, and any compensation already paid by AGL hereunder shall either be promptly returned by check payable to AGL on request or will be deducted by AGL from future payments due under this Schedule C, under each of the following conditions:

     (a) If AGL, in its sole discretion, determines not to issue the Contract applied for or rescinds the Contract;

     (b) if the Contract owner returns the Contract pursuant to the "Free Look" provision of the Contract;

     (c) if a Purchase Payment is received within 60 days following a prior partial withdrawal, and such Purchase Payment is reasonably believed to be a reinvestment of the prior partial withdrawal;

     (d) if AGL refunds the Purchase Payment as a result of a complaint or grievance;

     (e) if AGL or AGDI determines that any Sales Person signing an application or any person or entity receiving compensation for soliciting purchases of the Contracts is not duly licensed to sell the Contracts in the state or jurisdiction of such attempted sale and registered or otherwise qualified under the 1934 Act and rules thereunder and any applicable state laws and rules governing broker-dealers and their related persons.

     In addition, if AGL determines that any Contract applied for is a replacement of any insurance or annuity product issued by AGL or any of its affiliates, AGL reserves the right not to pay any compensation and to require the return of any compensation already paid.

5.  PRODUCTION BONUS.
    ----------------

     AGL shall pay or cause to be paid a production bonus ("Bonus"), based on the average consideration received for each contract. A determination as to whether DISTRIBUTOR qualifies for the Bonus is to be made on an annual basis and the Bonus will be paid annually. Qualification for the Bonus is determined and the amount of the Bonus is calculated as follows:

     a. For WM Advantage contracts issued during the twelve month period ending and in force on May 31st divide the total collected considerations less withdrawals for this period by the number of contracts.

     b. Use the average consideration as determined in (a) above, to determine the applicable rate as shown in the following table:

                Average Consideration     Applicable Rate
                -----------------------------------------

                  Less than $22,500               .000%
                  $22,500 - $24,000               .025%
                  $25,000 - $27,499               .050%
                  $27,500 - $29,999               .075%
                  $30,000 and above                100%

     c. Multiply the total collected consideration less withdrawals as determined in (a) above by the applicable rate to determine the amount of Bonus payable.

6.   MISCELLANEOUS.
     -------------

     The Parties agree that AGL will directly pay Sales Commissions to the appropriate Selling Group Member.

SCHEDULE C(1)
-------------

Contracts:                        WM Strategic Asset Manager Variable Annuity
Effective Date of this Schedule:  October 2, 2000


     This Schedule governs the compensation to be paid by AGL in connection with the Contracts issued in accordance with the Agreement. The defined terms used herein shall have the same meaning as in the Agreement to which this Schedule C(1) is attached or as in the Contracts, whichever is applicable.

1.   DISTRIBUTION FEE TO DISTRIBUTOR.
     -------------------------------

     AGL shall pay or cause to be paid to DISTRIBUTOR, each semi-monthly period, a Distribution Fee ("Fee") for all purchase payments received by AGL, under the Contracts ("Purchase Payments") during such period that are attributable to all Contracts issued by AGL, less any commission reductions and chargebacks described in Section 3. The amount of the Fee that is payable with respect to Purchase Payments made under a Contract sold by a Selling Group Member is determined, as set forth below, in accordance with the Sales Commission Schedule in effect for the Selling Group Member with respect to such Contract.

Sales Commission Schedule       Distribution Fee
------------------------------------------------

Schedules 1 and 3        0.75% of Purchase Payments received by AGL during such
                         period less any chargebacks described in Section 3.

Schedule 2 0.45% of Purchase Payments received by AGL during such period less any chargebacks described in Section 3.

All Purchase Payments upon which the Fee may be based must be received by AGL in accordance with the Selling Group Agreements and such other requirements that AGL and DISTRIBUTOR may, from time to time, establish. The Fee shall constitute the sole and exclusive payment by AGL to DISTRIBUTOR with respect to the Contracts distributed pursuant to this Agreement and all services rendered under or in contemplation of this Agreement.

2.   COMPENSATION TO SELLING GROUP MEMBERS.
     -------------------------------------

     AGL shall remit, or cause to be remitted, the amounts set out in the schedules below as compensation to the appropriate Selling Group Members who have submitted applications for Contracts that AGL has approved for issuance ("Sales Commissions"). The Parties agree that more than one schedule may be in effect at a time with respect to a Selling Group Member.

Sales Commission Schedules
--------------------------

     Schedule 1:  6.25% commission, 0% trail commission
     Schedule 2: 5.50% commission, plus 0.25% trail commission commencing at the end of the twelfth/(1)/ Contract month after receipt of the Purchase Payment.

     Schedule 3: 3.50% commission plus 0.50% trail commission commencing at the end of the third Contract month after receipt of the Purchase Payment.

/(1)/ Any additional Purchase Payments credited to Contracts issued in 1997 will be included in trail calculations beginning three months after receipt of such premiums. All other trail provisions match the general trail provisions specified in this document.

     Commissions except trail commissions shall be paid semi-monthly (unless otherwise agreed). As used in the above Schedules, the term "commission" refers to an amount equal to a fixed percentage of Purchase Payments received by AGL during each semi-monthly period that are attributable to Contracts solicited by Sales Persons. All Purchase Payments upon which the commission may be based must be received by AGL in accordance with the Selling Group Agreement and such other requirements that AGL and DISTRIBUTOR may, from time to time, establish.

     As used in the above Schedules, the term "trail commission" refers to an amount equal to an annual percentage of that portion of Contract Account Value attributable to Purchase Payments eligible for a trail commission. Trail commissions shall be computed by multiplying 0.0625% (in the case of 0.25% trail commission) or 0.125% (in the case of a 0.50% trail commission) and such portion of Contract Account Value at the end of the relevant three month period following receipt of the Purchase Payment. Trail commissions shall be paid at the end of the calendar quarter immediately following the computation of the trail commission. Trail commissions shall begin as of the date specified in the above Schedules, and shall continue until annuitization, surrender, or death which requires distribution of the Contract Account Value.

3.   COMMISSION REDUCTIONS AND CHARGEBACKS.
     -------------------------------------

     Notwithstanding the foregoing, the following reductions shall apply to all DISTRIBUTOR Fees and Selling Group Member Sales Commissions, except as otherwise noted, under the circumstances described below.

     (a)  No Chargebacks for Withdrawals.     No commission chargebacks shall
          ------------------------------
          apply on full or partial withdrawals of any Purchase Payments during any Contract Year.

     (b)  Chargeback for Exchanges.  If a Sales Person of Selling Group Member
          ------------------------
          initiates an exchange of a Contract within the first twelve months of such contract's issue date (and whether the surrender value of the Contract is payable to the owner of the Contract or to the successor custodian, trustee or issuer), a 50% commission chargeback shall be assessed on all Purchase Payments. Commission chargebacks for exchanges are applicable to qualified and nonqualified contracts.

The foregoing chargebacks shall not apply in the event of the death of the Annuitant or Owner during the periods specified above.

4.   NO COMPENSATION PAYABLE.
     -----------------------

     Notwithstanding the foregoing, no compensation shall be payable with respect to a Purchase Payment, and any compensation already paid by AGL hereunder shall either be promptly returned by check payable to AGL on request or will be deducted by AGL from future payments due under this Schedule C(1), under each of the following conditions:

     (a) if AGL, in its sole discretion, determines not to issue the Contract applied for or rescinds the Contract;

     (b) if the Contract Owner returns the Contract pursuant to the "Free Look" provision of the Contract;

     (c) if a Purchase Payment is received within 60 days following a prior partial withdrawal, and such Purchase Payment is reasonably believed to be a reinvestment of the prior partial withdrawal;

     (d) if AGL refunds the Purchase Payment as a result of a complaint or grievance;

     (e) if AGL or AGDI determines that any Sales Person signing an application or any person or entity receiving compensation for soliciting purchases of the Contracts is not duly licensed to sell the Contracts in the state or jurisdiction of such attempted sale and registered or otherwise qualified under the 1934 Act and rules thereunder and any applicable state laws and rules governing broker-dealers and their related persons.

     In addition, if AGL determines that any Contract applied for is a replacement of any insurance or annuity product issued by AGL or any of its affiliates, AGL reserves the right not to pay any compensation and to require the return of any compensation already paid.

5.   MISCELLANEOUS.
     -------------

     The Parties agree that AGL will directly pay Sales Commissions to the appropriate Selling Group Member.

SCHEDULE D
----------
(As of November 1, 2000)


DISTRIBUTOR TRADEMARKS
----------------------

     The product names:  "WM Advantage" and "WM Strategic Asset Manager"


AGL TRADEMARKS
--------------

     The name "American General Corporation"
     The name "American General Life Insurance Company"
     The name "American General Financial Group"
     The name "American General Life Companies"
     The American General logo

                                       1